As filed with the Securities and Exchange Commission on December 6, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Envestnet, Inc.
(Exact name of registrant as specified in charter)

Delaware	20-1409613
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

35 East Wacker Drive, Suite 2400
Chicago, Illinois 60601
(312) 827-2800
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Shelly O’Brien
General Counsel
Envestnet, Inc.
35 East Wacker Drive, Suite 2400
Chicago, Illinois 60601
(312) 827-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edward S. Best
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
(312) 782-0600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

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If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer:	☒	Accelerated filer:	☐

Non-accelerated filer:	☐	Smaller reporting company:	☐

		Emerging growth company:	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per unit(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, par value $0.005 per share	2,826,979	$70.90	$200,432,812	$26,017
(1) All the shares of common stock being registered hereby are offered for the account of a selling stockholder who acquired such shares in a private transaction.
(2) Includes 471,163 shares of common stock issuable upon exercise of a warrant issued to the selling stockholder. Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares of common stock as may be issuable with respect to the shares being issued hereunder as a result of a stock split, stock dividend, capitalization or similar event.
(3) Estimated pursuant to Rule 457(c) under the Securities Act solely for purposes of calculating the amount of the registration fee, based on the average of the high and low prices of the registrant’s common stock reported as of December 4, 2019 on the New York Stock Exchange.

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PROSPECTUS

2,826,979 Shares

ENVESTNET, INC.

Common Stock

This prospectus covers the sale of an aggregate of 2,826,979 shares of our common stock, par value $0.005 per share (the “Common Stock”), by the selling stockholder identified in this prospectus, including 471,163 shares (the “Warrant Shares”) of Common Stock issuable upon exercise of an outstanding warrant (the “Warrant”), which entitles the holder thereof to purchase 471,163 shares of our Common Stock at an exercise price of $65.16 per share, subject to certain adjustments. In connection with the exercise of the Warrant, the holder of the Warrant may elect, in its sole discretion, to pay cash or to exercise on a cashless basis, pursuant to which the holder will not be required to pay cash for shares of Common Stock issuable upon exercise of the Warrant but will instead receive fewer Warrant Shares.

We are not selling any shares of our Common Stock under this prospectus and we will not receive any of the proceeds from the sale of shares by the Selling Stockholder. The Selling Stockholder may sell the shares described in this prospectus through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the Selling Stockholder may sell the shares of our Common Stock offered hereby in the section of this prospectus entitled “Plan of Distribution.”

We are registering the offer and sale of the shares of Common Stock covered by this prospectus for sale by the Selling Stockholder pursuant to our obligations under the registration rights agreement, dated as of December 20, 2018 (the “Registration Rights Agreement”), between us and BlackRock, Inc. (“BlackRock”), entered into in connection with the investment agreement, dated as of November 27, 2018 (the “Investment Agreement”), between us and BlackRock.

Our Common Stock is listed on the New York Stock Exchange under the symbol "ENV." The last reported sale price of our Common Stock on December 5, 2019 was $70.47 per share.

Investing in our Common Stock involves risks. See “Risk Factors” in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission after our most recent Annual Report and, if applicable, any other documents incorporated herein or by reference or in the relevant prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 6, 2019

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You should rely only on the information contained in or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). Neither we nor the Selling Stockholder has authorized anyone to provide you with different information. Neither we nor the Selling Stockholder is making an offer of the shares of our Common Stock offered hereby in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus or of any prospectus supplement, free writing prospectus or document incorporated by reference.

References in this prospectus to “Envestnet,” “we,” “us,” “our” and “the Company” refer to Envestnet, Inc. and, unless the context otherwise requires, its subsidiaries.

References in this prospectus to the “Selling Stockholder” means the selling stockholder listed in the table under the caption “Selling Stockholder” as well as its donees, pledgees, assignees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from such selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this process, selling stockholders named in this prospectus or in one or more supplements to this prospectus may sell shares of our Common Stock from time to time. Each time any selling stockholder not named herein sells shares of Common Stock under the registration statement of which this prospectus is a part, such selling stockholder will provide a copy of this prospectus and any applicable prospectus supplement, as required by law. Any applicable prospectus supplement may add, update, or change information contained in this prospectus.

The Selling Stockholder may offer and sell the shares of our Common Stock offered hereby directly to purchasers, through agents selected by the Selling Stockholder, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters, or dealers involved in the sale of shares of common stock. See “Plan of Distribution.”

To the extent any statement made in a prospectus supplement or a document incorporated by reference herein after the date hereof is inconsistent with the statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or the incorporated document. You should read both this prospectus and any prospectus supplement together with additional information incorporated herein and therein described under the heading “Where You Can Find More Information” before you make any investment decision.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements regarding future events and our future results are within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations and projections about future events and are identified by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “expected,” “intend,” “will,” “may,” or “should” or the negative of those terms or variations of such words, and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our business and other characteristics of future events or circumstances are forward-looking statements. Forward-looking statements may include, among others, statements relating to:

•	difficulty in sustaining rapid revenue growth, which may place significant demands on our administrative, operational and financial resources;

•	our ability to successfully identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies;

•	the possibility that the anticipated benefits of acquisitions will not be realized to the extent or when expected,

•	our ability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner;

•	the amount of our debt and our ability to service our debt;

•	the variability of our revenue from period to period;

•
the targeting of some of our sales efforts at large financial institutions and large Internet services companies which prolongs sales cycles, requires substantial upfront sales costs and results in less predictability in completing some of our sales;

•	the deployment of our solutions by customers and potential delays and risks inherent in the process;

•	the competitiveness of our solutions and services as compared to those of others;

•	the concentration of our revenues from the delivery of our solutions and services to clients in the financial services industry;

•	our reliance on a limited number of clients for a material portion of our revenue;

•	the impact of fluctuations in market conditions and interest rates on the demand for our products and services and the value of assets under management or administration;

•	changes in investing patterns on the assets on which we derive revenue;

•	the renegotiation of fees by our clients;

•	our ability to introduce new solutions and services;

•	our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information and potential liabilities for data security breaches;

•	the effect of privacy regulations on how we operate our business;

•	liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest;

•	failure of our solutions, services or systems, or those of third parties on which we rely, to work properly;

•	the failure of our insurance to adequately protect us;

•	our dependence on our senior management team;

•	our ability to recruit and retain qualified employees;

•	regulatory compliance failures;

•	changes in laws and regulations, including tax laws and regulations;

•	adverse judicial or regulatory proceedings against us;

•	the failure to protect our intellectual property rights;

•	potential claims by third parties for infringement of their intellectual property rights;

•	risks associated with our international operations;

•	the impact of fluctuations in interest rates and turmoil in market conditions on our cost of borrowing and access to additional capital;

•	the impact of fluctuations in foreign currency exchange rates;

•	the uncertainty of the application and interpretation of certain tax laws;

•	changes in accounting principles and standards;

•	issuances of additional shares of common stock or issuances of shares of preferred stock or convertible securities on our existing stockholders;

•	general economic conditions, political and regulatory conditions; and

•	management’s response to these factors.

In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this prospectus and documents incorporated herein by reference are qualified in their entirety by this cautionary statement. Forward-looking statements speak only as of the date they are made, and we do not intend to update or otherwise revise the forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations.

These forward-looking statements involve risks and uncertainties. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth or incorporated by reference in “Risk Factors”; accordingly, investors should not place undue reliance upon our forward-looking statements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

You should read this prospectus completely and with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect and that these differences may be material. We qualify all of our forward-looking statements by these cautionary statements.

ENVESTNET, INC.

We provide open-architecture wealth management services and technology to independent financial advisors and financial institutions. Envestnet is organized around two primary, complementary business segments. Our business segments are as follows:

•	Envestnet Wealth Solutions - a leading provider of unified wealth management software and services to empower financial advisors and institutions.

•	Envestnet Data & Analytics - a leading data aggregation and data intelligence platform powering dynamic, cloud-based innovation for digital financial services.

We were incorporated in the State of Delaware in 2004. Our principal executive offices are located at 35 East Wacker Drive, Suite 2400, Chicago, Illinois 60601, and our telephone number is (312) 827-2800. Our website address is www.envestnet.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

RISK FACTORS

An investment in our securities involves risks. You should consider carefully the risks and uncertainties described under the heading “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, before you decide whether to purchase any of our securities. These risks could materially adversely affect our business, financial condition, results of operations and cash flows, and you may lose part or all of your investment. For more information, see the section of this prospectus titled “Where You Can Find More Information.”

USE OF PROCEEDS

We will not receive any proceeds from the sale or other disposition by the Selling Stockholder of the shares of our Common Stock offered hereby. The Selling Stockholder will pay any expenses incurred by it for certain out-of-pocket expenses incurred by them in disposing of the shares pursuant to this prospectus. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of our Common Stock offered hereby, including, without limitation, all registration fees, listing fees of the NYSE and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING STOCKHOLDER

We are registering for resale an aggregate of 2,826,979 shares of our common stock that may be sold by the Selling Stockholder, including 2,355,816 shares of our Common Stock that were sold and issued by us to the Selling Stockholder pursuant to the Investment Agreement and 471,163 Warrant Shares issuable upon exercise of a Warrant issued to the Selling Stockholder pursuant to the Investment Agreement. The Warrant is exercisable at the option of the Selling Stockholder until December 20, 2022.

We are registering the offer and sale of the shares of Common Stock covered by this prospectus for sale by the Selling Stockholder pursuant to our obligations under the Registration Rights Agreement entered into in connection with the Investment Agreement.

No offer or sale under this prospectus may be made by a stockholder other than the Selling Stockholder named herein, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective under the Securities Act. We may supplement or amend this prospectus to include additional selling stockholders upon request and upon provision of all required information to us.

The following table sets forth the name of the Selling Stockholder, the maximum number of shares of our Common Stock to be sold by the Selling Stockholder and the number of shares of our Common Stock beneficially owned by the Selling Stockholder.

We do not know when or in what amounts the Selling Stockholder may offer its shares of our Common Stock for sale, if at all. Because the Selling Stockholder may offer all, some or none of its shares pursuant to this prospectus, and because we are unaware of any agreements, arrangements or understanding with respect to the sale of any such shares, no definitive estimate can be provided as to the number of shares that will be held, or percentage of shares beneficially owned, by the Selling Stockholder after completion of any offerings pursuant to this prospectus. For purposes of the table below, the information regarding shares of Common Stock owned after the offering assumes the sale of all shares offered by the Selling Stockholder and that the selling stockholder does not dispose of or acquire any additional shares.

The information in the below table is based on information provided by or on behalf of the Selling Stockholder to us in a selling stockholder questionnaire and is as of the date specified by the Selling Stockholder in such questionnaire. We have not sought to verify such information. Additionally, the Selling Stockholder may have sold or transferred some or all of its shares in exempt or non-exempt transactions since the date of this prospectus. Other information about the Selling Stockholder may also change over time. Any changed information will be set forth in supplements to this prospectus, if required. The Selling Stockholder is not a broker-dealer registered under Section 15 of the Exchange Act or an affiliate of a broker-dealer registered under Section 15 of the Exchange Act.

	Prior to the Offering			After the Offering
Name of Selling Stockholder	Aggregate Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding(1)	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding(1)
Blackhawk Investment Holding, LLC(2)	2,826,979	5.34%	2,826,979	—	—%
_________________
(1) Based on 52,473,204 shares of Common Stock outstanding as of October 31, 2019 and assumes issuance of the 471,163 shares of Common Stock that may be issued upon exercise of the Warrant as described above.
(2) As reported on BlackRock’s Schedule 13G/A filed on February 11, 2019, Blackhawk Investment Holding, LLC is a wholly owned subsidiary of BlackRock. As reported on such Schedule 13G/A, BlackRock beneficially owns a total of 5,662,492 shares of Common Stock. The 2,835,513 shares of Common Stock that are not beneficially owned by Blackhawk Investment Holding, LLC are not being registered for resale pursuant to this prospectus.

PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, assignees, transferees and successors-in-interest may, from time to time in one or more transactions on the NYSE or any other organized market where our shares of Common Stock may be traded, sell any or all of their shares of our Common Stock offered hereby, which may involve underwritten offerings on a firm commitment or best efforts basis, cross sales or block transactions, and which may be through underwriters, dealers or agents, directly to one or more purchasers or through a combination of any such methods of sale. The Selling Stockholder may distribute the shares of our Common Stock offered hereby from time to time in one or more transactions, including in secondary distributions pursuant to and in accordance with the rules of the NYSE, through one or more electronic trading platforms or services, in the over-the-counter market, in negotiated transactions, directly to one or more purchasers, including affiliates, through the writing of options on the shares (whether such options are listed on an options exchange or otherwise), short sales or a combination of such methods of sale or any other method permitted by applicable law, at fixed prices, which may be changed, at market prices or varying prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including pursuant to one or more “10b5-1” trading plans or similar plans.

The Selling Stockholder may effect such transactions by selling the shares of our Common Stock offered hereby through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers, one or more block trades in which the broker-dealer will attempt to sell such shares as agent or principal of all of such shares held by the Selling Stockholder, purchases by a broker-dealer as principal and resale by such broker-dealer for its account, an exchange distribution in accordance with the rules of the applicable exchange, privately negotiated transactions, short sales, agreements between broker-dealers and the Selling Stockholder to sell a specified number of such shares at a stipulated price per share, and any other method permitted pursuant to applicable law.

If the Selling Stockholder effects such transactions by selling shares of Common Stock offered hereby to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the shares of Common Stock offered hereby for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock offered hereby or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock offered hereby in the course of hedging in positions they assume. The Selling Stockholder may also sell shares of Common Stock offered hereby short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholder may also loan or pledge shares of common stock offered hereby to broker-dealers that in turn may sell such shares.

The Selling Stockholder may pledge or grant a security interest in some or all of the shares of Common Stock offered hereby and owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholder also may transfer or donate the shares of Common Stock offered hereby in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholder and any broker-dealer participating in the distribution of the shares of Common Stock offered hereby may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock offered hereby is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock offered hereby may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus forms a part.

The Selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock offered hereby by the Selling Stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock offered hereby to engage in market-making activities with respect to the shares of Common Stock offered hereby. All of the foregoing may affect the marketability of the shares of Common Stock offered hereby and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock offered hereby.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock offered hereby will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Mayer Brown LLP, Chicago, Illinois. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, is representing BlackRock. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Envestnet, Inc., as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2018, contains an explanatory paragraph that states the Company acquired Folio Dynamics Holdings, Inc. and all of the issued and outstanding membership interests of a private company (collectively the “Acquired Companies”) during 2018, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018 the Acquired Companies’ internal control over financial reporting associated with total assets of $222,223,000 and total revenues of $68,122,000 included in the consolidated financial statements of Envestnet, Inc. and subsidiaries as of and for the year ended December 31, 2018. KPMG's audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of the Acquired Companies. Additionally, the audit report covering the December 31, 2018 financial statements refers to a change to the method of accounting for revenue transactions with customers due to the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, as amended.

The abbreviated financial statements of PortfolioCenter Business (formerly of Performance Technologies, Inc.), a business of The Charles Schwab Corporation prior to April 1, 2019, as of and for the years ended December 31, 2018 and 2017, incorporated in this Prospectus by reference from Exhibit 99.1 of Amendment No. 1 to Current Report on Form 8-K/A of Envestnet, Inc. filed on June 7, 2019 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of PIEtech. Inc. as of December 31, 2018 and for the year ended December 31, 2018 included in Exhibit 99.1 of Envestnet, Inc.’s Current Report on Form 8-K/A filed on July 11, 2019 have been incorporated by reference herein in reliance upon the report of Keiter, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of PIEtech. Inc. as of December 31, 2017 and for the year ended December 31, 2017 included in Exhibit 99.2 of Envestnet, Inc.’s Current Report on Form 8-K/A filed on July 11, 2019 have been incorporated by reference herein in reliance upon the report of Wiss & Company, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Our SEC filings are also available at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the NYSE, you should call (212) 656-5060.

The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for documents filed by us under the Exchange Act is 001-34835.

The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. Information that we file later with the SEC under the Exchange Act will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. We incorporate by reference the documents listed below (other than any portions thereof, that, under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act) and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities covered by this prospectus:

•
Our Annual Report on Form 10-K for the year ended December 31, 2018 (including information specifically incorporated by reference into the Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed on April 10, 2019);

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019;

•
Our Current Reports on Form 8-K filed on January 10, 2019 (as modified by Form 8-K filed March 1, 2019), March 14, 2019, April 4, 2019 (as modified by Form 8-K filed June 7, 2019), May 1, 2019 (as modified by Form 8-K filed July 11, 2019), May 17, 2019, July 11, 2019, October 1, 2019, October 4, 2019 and December 6, 2019; and

•	The description of our common stock contained in the Registration Statement on Form 8-A filed on July 28, 2010, including any amendments or reports filed for the purposes of updating such description.

All other documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement and prior to the termination of the offering of securities covered by this prospectus shall also be deemed to be incorporated by reference in this prospectus and to be a part hereof from the respective dates of the filing of such documents (other than any such documents, or portions thereof that, under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act). If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus or a subsequent incorporated document, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

You may also request a copy of these filings, at no cost, by visiting our website at www.envestnet.com or by writing or telephoning us at:

Envestnet, Inc.
35 East Wacker Drive, Suite 2400
Chicago, Illinois 60601
Phone: (312) 827-2800

Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions.

Commission registration fee	$26,017
Accounting fees and expenses	50,000
Legal fees and expenses	25,000
Miscellaneous	8,983
Total	$110,000

Item 15. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (the “DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred in the defense or settlement of such action and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions, no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of duties to the corporation, unless the court believes that in light of all the circumstances, indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, shall be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered on the books containing the minutes of the meetings of the board of directors at the time such actions occurred or immediately after such absent director receives notice of the unlawful acts.

Our amended and restated certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the amended and restated certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

 Our amended and restated by-laws provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law and require us to advance litigation expenses upon our receipt of an undertaking by or on behalf of a director or officer to repay such advances if it is ultimately determined that such director or officer is not entitled to indemnification. The indemnification provisions contained in our amended and restated by-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

In addition, we have entered into agreements to indemnify our directors and certain of our officers in addition to the indemnification provided for in the amended and restated certificate of incorporation and amended and restated by-laws. These agreements will, among other things, indemnify our directors and some of our officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in our right, on account of services by that person as a director or officer of Envestnet or as a director or officer of any of our subsidiaries, or as a director or officer of any other company or enterprise to which the person provides services at our request.

The form of the underwriting agreement provides for indemnification by the underwriters of us and our officers and directors, and by us of the underwriters, for certain liabilities arising under the Securities Act or otherwise in connection with the offering of the securities.

Item 16. Exhibits.

See the exhibit index, which is incorporated herein by reference.

Item 17. Undertakings.

The registrant hereby undertakes:

a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

b)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

d)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Envestnet, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on the 6th day of December, 2019.

ENVESTNET, INC.

By:	/s/ William Crager
William Crager
Interim Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned members of the Board of Directors and officers of Envestnet, Inc., hereby constitutes and appoints William Crager, Peter D’Arrigo and Shelly O’Brien, and each of them, the true and lawful attorneys-in-fact and agents of such undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of such undersigned, in any and all capacities, to sign (i) this Registration Statement on Form S-3 (the “Registration Statement”) to effect the registration under the Securities Act of 1933, as amended (the “Act”), of shares of common stock of Envestnet, Inc. and (ii) and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2019.

Name	Position

/s/ William Crager	Interim Chief Executive Officer (Principal Executive Officer)
William Crager

/s/ Peter H. D'Arrigo	Chief Financial Officer (Principal Financial Officer)
Peter H. D’Arrigo

/s/ Matthew J. Majoros	Senior Vice President, Financial Reporting (Principal Accounting Officer)
Matthew J. Majoros

/s/ Luis A. Aguilar	Director
Luis A. Aguilar

/s/ Anil Arora	Director
Anil Arora

/s/ Ross Chapin	Director
Ross Chapin

/s/ Gayle Crowell	Director
Gayle Crowell

/s/ James Fox	Director
James Fox

/s/ Valerie Mosley	Director
Valerie Mosley

/s/ Charles Roame	Director
Charles Roame

/s/ Gregory Smith	Director
Gregory Smith

EXHIBIT INDEX

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of Envestnet, Inc. (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-165717), filed with the SEC on July 1, 2010 and incorporated by reference herein).

4.2
Amended and Restated Bylaws of Envestnet, Inc. (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-165717), filed with the SEC on July 1, 2010 and incorporated by reference herein).

5.1	Opinion of Mayer Brown LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Keiter, Independent Auditors.

23.4	Consent of Wiss & Company, LLP, Independent Auditors.

23.5	Consent of Mayer Brown LLP (included in Exhibit 5.1 above).

24.1	Power of Attorney (included on signature pages).